UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                             Filed by a party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement.

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)).

☐	Definitive Proxy Statement.

☒	Definitive Additional Materials.

☐	Soliciting Material Pursuant to §240.14a-12.

INC RESEARCH HOLDINGS, INC.

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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ADDITIONAL MATERIALS TO THE

DEFINITIVE PROXY STATEMENT OF INC RESEARCH HOLDINGS, INC.

The following information supplements and amends the definitive proxy statement of INC Research Holdings, Inc. (the “Company”) filed with the United States Securities and Exchange Commission on April 13, 2017 (the “Original Filing”) in connection with the solicitation of proxies by the Company for the 2017 Annual Meeting of Stockholders. Except as specifically supplemented or amended by the information contained in this supplement, all information in the Original Filing remains accurate and should be considered in voting your shares.

The severance amounts disclosed in the Original Filing on page 40 under the “Termination Without Cause or Resignation for Good Reason related to a Change in Control” column of the “Summary of Potential Payments Upon Termination of Employment or Change in Control” for Messrs. Rush, Gibertini and Gaenzle should be increased by an amount equal to their target bonus ($325,000, $325,000 and $299,000 respectively).

Under Proposal Three, “Approval of the Management Incentive Plan, Including the Material Terms of the Performance Goals Applicable to Awards Granted Under the Plan in Accordance with Internal Revenue Code Section 162(m)”, the following sentence is added to the end of the paragraph titled “Eligibility” on page 44 of the Original Filing, “All management-level employees (or above) are eligible to participate in the Plan, except for those who are eligible to participate in sales-based incentive compensation plans or arrangements.”